EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 11, 2003, except as to Notes 2 and 8 for which the date is May 1, 2003 and except as to Note 3 for which the date is March 18, 2004, relating to the financial statements and financial statement schedule of Miller Industries, Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

March 19, 2004